Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2023 relating to the consolidated financial statements of The Joint Corp., which report appears in the December 31, 2022 annual report on Form 10-K of The Joint Corp. filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP
BDO USA, LLP

May 25, 2023

Phoenix, Arizona